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                                                                    EXHIBIT 23.3


                  CONSENT OF LARRY E. NUNN & ASSOCIATES, L.L.C.


         We consent to the incorporation by reference in the Registration Statement on Form SB-2 (registration number 333-103051) and in the related Prospectus, of Blue River Bancshares, Inc. of our report dated January 24, 2003 with the exception for issues in Notes 2, 10 and 13 in which the date is August 29, 2003, with respect to Unified Banking Company's financial statements as of December 31, 2002 and 2001, and for the years ended December 31, 2002 and 2001.

/s/ Larry E. Nunn & Associates, L.L.C.
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Larry E. Nunn & Associates, L.L.C.
Columbus, Indiana
September 29, 2003